BARK Reports Fiscal Fourth Quarter and Full Year 2022 Results

NEW YORK, May 31, 2022 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel brand for dogs and their people with a mission to make all dogs happy, today announced its financial results for the fiscal fourth quarter and full year ended March 31, 2022.

Key Highlights
•Delivered fiscal year 2022 revenue of $507.4 million, a 34% increase year-over-year.
•Added 1.2 million new subscriptions in fiscal 2022, bringing year-end total to 2.3 million.
•Total subscription shipments increased 28% to 15 million in fiscal 2022.
•Average order value of $30.06 was up $1.32, or 4.6%, compared to fiscal 2021.
•Signed 23 new retail partners in fiscal 2022; will increase BARK's presence to over 40,000 doors.
•Orders for BARK Bright increased 121% year-over-year to 236,000, excluding retail sales.
•Added food products to the BarkBox and Super Chewer sign up funnel, meaningfully improving conversion and cross-selling in the food category.

"Our first year as a public company was significant. We meaningfully grew our customer base, enhanced our cross-selling capabilities, and developed new and innovative products that significantly expanded our addressable market. These efforts drove healthy increases in subscription shipments and average order value, which resulted in a 34% year-over-year increase in our top line," said Matt Meeker, Co-founder and Chief Executive Officer of BARK. "This year, we are focused on meaningfully cross-selling our food category to current and former subscribers, serving our customers holistically by breaking down the silos that exist across our products today, and accelerating our path to profitability. We believe that these efforts, coupled with our strong cash position, will enable us to drive sustainable, long-term value creation for BARK, its customers, and its shareholders."

Key Performance Indicators

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
Subscription Shipments (in thousands)	3,907	3,463	14,906	11,619
Average Monthly Subscription Shipment Churn	6.9%	5.4%	7.0%	5.9%
Active Subscriptions (in thousands)	2,265	1,826	2,265	1,826
New Subscriptions (in thousands)	242	264	1,164	1,200
CAC	$44.37	$51.47	$53.43	$47.55
LTV:CAC	5.1x	6.6x	4.7x	6.3x
Average Order Value	$30.14	$29.25	$30.06	$28.74

Fiscal Fourth Quarter 2022 Highlights
•Revenue increased 15% year-over-year to $128.8 million.
•Direct to Consumer (“DTC”) revenue was $117.8 million, a 16% increase year-over-year.
•Commerce revenue was $11.1 million, a 1% increase year-over-year.
•Gross profit was $64.0 million, as compared to $68.0 million in the same period last year. Gross profit in the fiscal fourth quarter of 2022 was impacted by $13 million in charges associated with an inventory write-down the Company made related to a strategic narrowing of focus on what it intends to sell, shrink, and other inventory-related charges. During the quarter, the Company implemented additional controls within its planning function that it believes will enable it to more tightly manage inventory and reduce shrink. The Company also experienced higher in-bound freight costs related to macro supply chain headwinds in fiscal 2022, as compared to fiscal 2021.
•Gross margin was 50%, as compared to 61% in the same period last year. The decrease in gross margin was related to the inventory charges described above. Excluding the impact of these charges, gross margin would have been 59% for the quarter.
•General and administrative ("G&A") expenses were $85.5 million, as compared to $55.6 million in the prior year. The year-over-year increase in G&A was largely related to a 13% increase in subscription shipments, additional shipping and fulfillment expenses associated with global supply chain congestion, incremental headcount and technology and expenses associated with the build out of our new food and health categories, and incremental costs associated with being a public company. The Company also incurred roughly $2.4 million of expenses related to our donation of dog beds as part of our ongoing efforts to improve the lives of dogs around the world, including in Ukraine.
•Advertising and marketing expense was $13.4 million as compared to $16.2 million in the previous year. Our customer acquisition cost was $44.37, as compared to $51.47 in the same period last year.
•Net loss was $36.7 million, as compared to a net loss of $7.1 million in the previous year. The year-over-year increase in net loss was primarily related to the aforementioned charges described in gross profit and G&A. The Company's inventory write-down charges and donation represented roughly $15 million in the quarter.
•Adjusted EBITDA was $(23.1) million, as compared to $0.2 million in the previous year. The year-over-year decrease was primarily related to incremental expenses described in gross profit and G&A, including an aggregate $15 million of charges related to an inventory write-down and its donation of dog beds.

Fiscal Full Year 2022 Highlights
•Revenue increased 34% year-over-year to $507.4 million.
•Direct to Consumer (“DTC”) revenue was $448.1 million, a 34% increase year-over-year.
•Commerce revenue was $59.3 million, a 33% increase year-over-year.
•Gross profit was $282.1 million, as compared to $225.9 million in the same period last year. Gross profit for fiscal 2022 was impacted by $16 million in charges associated with an inventory write-down the Company made related to a strategic narrowing of focus on what it intends to sell, shrink, and other inventory-related charges. During the fourth quarter, the Company implemented additional controls within its planning function that it believes will enable it to more tightly manage inventory and reduce shrink. The Company also experienced increased in-bound freight costs related to macro supply chain headwinds in fiscal 2022, as compared to fiscal 2021.
•Gross margin was 56%, as compared to 60% in the same period last year. The decrease in gross margin was related to the inventory charges described above.
•General and administrative ("G&A") expenses were $301.9 million, as compared to $179.5 million in the prior year. The year-over-year increase in G&A was largely related to a 28% increase in subscription shipments, additional shipping and fulfillment expenses associated with global supply chain congestion, incremental headcount and technology and expenses associated with the build out of our new food and health categories, and incremental costs associated with being a public company, including additional stock-based compensation. The company also incurred roughly $2.4 million of expenses related to our donation of dog beds as part of our ongoing efforts to improve the lives of dogs around the world, including in Ukraine.
•Advertising and marketing expense was $74.4 million as compared to $67.0 million in the previous year.
•Net loss was $68.3 million, as compared to a net loss of $31.4 million in the previous year. The year-over-year increase in net loss was primarily related to the aforementioned charges described in gross profit and G&A. The Company's inventory write-down charges and donation represented roughly $18 million in the quarter.
•Adjusted EBITDA was $(57.8) million, as compared to $(7.9) million in the previous year. The year-over-year decrease was primarily related to incremental expenses described in gross profit and G&A, including an aggregate $18 million of charges related to an inventory write-down and its donation of dog beds.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of March 31, 2022 was $199.4 million.
•The Company had total debt outstanding of $79.2 million as of March 31, 2022, related to its outstanding convertible notes maturing in 2025.

Fiscal First Quarter and Full Year 2023 Financial Outlook
Based on current market conditions as of May 31, 2022, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal first quarter 2023, we expect:
•Total revenue of $130 million
•Adjusted EBITDA of $(18.0) million

For the fiscal full year 2023, we expect:
•Total revenue of $556 million
•Adjusted EBITDA of $(36.0) million

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal fourth quarter and full year 2022 results will be held today, May 31, 2022, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (844) 200-6205 or +1 929 526 1599 for international callers, conference ID 431369. The conference call will also be available to interested parties through a live webcast at https://investors.bark.co/. A recording will be available for 12 months after the date of the event. Recordings may be accessed at https://investors.bark.co/.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special by designing playstyle-specific toys, wildly satisfying treats, personalized meal plans and supplements, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, personalized nutrition and meal plans with BARK Food; and health and wellness products that meet dogs’ needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's annual report on Form 10-K, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Subscription Shipments
We define Subscription Shipments as the total number of subscription product shipments shipped in a given period. Subscription Shipments does not include gift subscriptions or one-time subscription shipments.

Average Monthly Subscription Shipment Churn
Average Monthly Subscription Shipment Churn is calculated as the average number of subscription shipments that have been cancelled in the last three months, divided by the average monthly active subscription shipments in the last three months. The number of cancellations used to calculate Average Monthly Subscription Shipment Churn is net of the number of subscriptions reactivated during the last three months.

Active Subscriptions
Our ability to expand the number of Active Subscriptions is an indicator of our market penetration and growth. We define Active Subscriptions as the total number of unique product subscriptions with at least one shipment during the last 12 months. Active Subscriptions does not include gift subscriptions or one-time subscription purchases.

New Subscriptions
We define New Subscriptions as the number of unique subscriptions with their first shipment occurring in a period.

Customer Acquisition Cost
Customer Acquisition Cost (“CAC”) is a measure of the cost to acquire New Subscriptions in our Direct to Consumer business segment. This unit economic metric indicates how effective we are at acquiring each New Subscription. CAC is a monthly measure defined as media spend in our Direct to Consumer business segment in the period indicated, divided by total New Subscriptions in such period. Direct to Consumer media spend is primarily comprised of internet and social media advertising fees.

Lifetime Value
Lifetime Value ("LV") is the dollar value of each subscription as measured by the cumulative Direct to Consumer Gross Profit for the average life of the subscription.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Subscription Shipments for the same period.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
REVENUE	$128,826	$112,208	$507,406	$378,604
COST OF REVENUE	64,806	44,243	225,300	152,664
Gross profit	64,020	67,965	282,106	225,940
OPERATING EXPENSES:
General and administrative	85,501	55,628	301,870	179,510
Advertising and marketing	13,364	16,246	74,417	67,029
Total operating expenses	98,865	71,874	376,287	246,539
INCOME (LOSS) FROM OPERATIONS	(34,845)	(3,909)	(94,181)	(20,599)
INTEREST EXPENSE	(1,323)	(2,542)	(5,464)	(10,923)
OTHER INCOME—NET (1)	(541)	(605)	31,346	131
NET INCOME (LOSS) BEFORE INCOME TAXES	(36,709)	(7,056)	(68,299)	(31,391)
PROVISION FOR INCOME TAXES	—	—	—	—
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(36,709)	$(7,056)	$(68,299)	$(31,391)

(1)For the three months and fiscal year ended March 31, 2022, Other Income, Net, is primarily due to income related to the changes in fair value of our warrant liabilities during the period of $(0.8) million and $33.2 million, respectively.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2022	2021	2022	2021
Direct to Consumer:
Revenue	$117,757	$101,300	$448,074	$333,970
Costs of revenue	56,796	38,010	187,991	128,044
Gross profit	60,961	63,290	260,083	205,926
Commerce:
Revenue	11,069	10,908	59,332	44,634
Costs of revenue	8,010	6,233	37,309	24,620
Gross profit	3,059	4,675	22,023	20,014
Consolidated:
Revenue	128,826	112,208	507,406	378,604
Costs of revenue	64,806	44,243	225,300	152,664
Gross profit	$64,020	$67,965	$282,106	$225,940

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted Net Income (Loss), Adjusted Net Income (Loss) Margin, Adjusted Net Income (Loss) on Common Shares, Adjusted EBITDA and Adjusted EBITDA Margin, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.

We calculate Adjusted Net Income (Loss) as net income (loss), adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax expense, (4) one-time transaction costs associated with the financing and merger, (5) demurrage fees related to freight and (6) other one-time items.

We calculate Adjusted Net Income (Loss) Margin by dividing Adjusted Net Income (Loss) for the period by Revenue for the period.

We calculate Adjusted Net Income (Loss) on Common Shares by dividing Adjusted Net Income (Loss) for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax expense, (6) one-time transaction costs associated with the financing and merger, (7) demurrage fees related to freight and (8) other one-time items.

We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by Revenue for the period.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company and (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted Net Loss to net loss, the most directly comparable financial measure stated in accordance with GAAP, and the calculation of net loss margin, Adjusted Net Loss Margin and Adjusted Net Loss on Common Shares for the periods presented:

Adjusted Net Loss

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss	$(36,709)	$(7,058)	$(68,299)	$(31,391)
Stock compensation expense	6,825	2,395	17,861	6,522
Change in fair value of warrants and derivatives	782	594	(33,196)	931
Sales and use tax expense (1)	598	85	648	1,211
Transaction costs (2)	90	916	6,053	1,545
Demurrage fees (3)	572	—	2,610	—
Other one-time items (4)	1,960	—	6,653	—
Adjusted net loss	$(25,882)	$(3,068)	$(67,669)	$(21,182)
Net loss margin	(28.50)%	(6.29)%	(13.46)%	(8.29)%
Adjusted net loss margin	(20.09)%	(2.73)%	(13.34)%	(5.59)%

Adjusted net loss per common share - basic and diluted	$(0.15)	$(0.07)	$(0.43)	$(0.46)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	174,191,699	46,618,719	156,201,601	46,297,847

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss	$(36,709)	$(7,058)	$(68,299)	$(31,391)
Interest expense	1,323	2,542	5,464	10,923
Depreciation and amortization expense	1,479	708	4,403	2,405
Stock-based compensation expense	6,825	2,395	17,861	6,522
Change in fair value of warrants and derivatives	782	594	(33,196)	931
Sales and use tax expense (1)	598	85	648	1,211
Transaction costs (2)	90	916	6,053	1,545
Demurrage fees (3)	572	—	2,610	—
Other one-time items (4)	1,960	—	6,653	—
Adjusted EBITDA	$(23,080)	$182	$(57,802)	$(7,854)
Net loss margin	(28.50)%	(6.29)%	(13.46)%	(8.29)%
Adjusted EBITDA margin	(17.92)%	0.16%	(11.39)%	(2.07)%

(1)Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax.

(2)Transactions costs represent non-recurring consulting and advisory costs with respect to the merger agreement entered into with Northern Star Acquisition Corp. on December 16, 2020.

(3)Demurrage fees are raised when the full container is not moved out of the port/terminal for unpacking within the allowed free days offered by the shipping line. The charge is levied by the shipping line to the importer.

(4)For the three months ended March 31, 2022, other one-time items is primarily comprised of executive transition costs, including recruiting, bonus and relocation related expense of 1.5 million, SOX implementation fees of 0.3 million, and costs related to unrealized business ventures of 0.3 million. For the fiscal year ended March 31, 2022, other one-time items is comprised of loss on extinguishment of debt of $2.0 million, executive transition costs, including recruiting, bonus and relocation related expense of 1.9 million, costs related to unrealized business ventures of 1.8 million, SOX implementation fees of $0.7 million, loss on exercise of warrants of $0.1 million, and restructuring related expenses of $0.1 million.

BARK, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31,	March 31,
	2022	2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$199,397	$38,278
Accounts receivable—net	9,752	8,927
Prepaid expenses and other current assets	5,878	7,409
Inventory	153,115	77,454
Total current assets	368,142	132,068
PROPERTY AND EQUIPMENT—NET	28,128	13,465
INTANGIBLE ASSETS—NET	3,837	2,070
OPERATING LEASE RIGHT-OF-USE ASSETS	29,552	—
OTHER NONCURRENT ASSETS	4,402	3,260
TOTAL ASSETS	$434,061	$150,863
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$36,834	$50,501
Operating lease liabilities, current	5,060	—
Accrued and other current liabilities	35,168	44,605
Deferred revenue	31,549	27,177
Total current liabilities	108,611	122,283
LONG-TERM DEBT	76,190	115,729
OPERATING LEASE LIABILITIES	28,847	—
OTHER LONG-TERM LIABILITIES	3,352	11,834
Total liabilities	217,000	249,846
COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Convertible preferred stock (Series Seed, A, B, C, and C-1) $0.0001 par value with aggregate liquidation preference of $0 and $62,800; 0 and 8,010,560 shares authorized; 0 and 7,752,515 shares issued and outstanding at March 31, 2022 and 2021, respectively.	—	59,987
Total redeemable convertible preferred stock	—	59,987
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 175,290,143 shares issued and outstanding as of March 31, 2022 and 148,622,942 shares authorized; 48,071,777 shares issued and outstanding as of March 31, 2021.	1	—
Additional paid-in capital	465,313	20,984
Accumulated deficit	(248,253)	(179,954)
Total stockholders’ (equity) deficit	217,061	(158,970)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$434,061	$150,863

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended
	March 31,
	2022	2021
Net cash used in operating activities	$(172,338)	$(19,618)
Net cash used in investing activities	(21,172)	(4,825)
Net cash provided by financing activities	355,458	54,498
Net increase in cash, cash equivalents and restricted cash	161,948	30,055
Cash, cash equivalents and restricted cash — beginning of period	39,731	9,676
Cash, cash equivalents and restricted cash — end of period	$201,679	$39,731

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$199,397	$38,278
Restricted cash - Prepaid expenses and other current assets	2,282	1,453
Total cash, cash equivalents and restricted cash	$201,679	$39,731

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com